CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Target Date Funds of our report dated September 17, 2024, relating to the financial statements and financial highlights of Putnam Sustainable Retirement 2065 Fund, Putnam Sustainable Retirement 2060 Fund, Putnam Sustainable Retirement 2055 Fund, Putnam Sustainable Retirement 2050 Fund, Putnam Sustainable Retirement 2045 Fund, Putnam Sustainable Retirement 2040 Fund, Putnam Sustainable Retirement 2035 Fund, Putnam Sustainable Retirement 2030 Fund, Putnam Sustainable Retirement 2025 Fund, and Putnam Sustainable Retirement Maturity Fund’s Annual Report on Form N-CSR for the year ended July 31, 2024. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 22, 2024